                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 of our report dated August 12, 1996 appearing in Aames Financial Corporation's Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the incorporation by reference of our report dated August 28, 1996 which appears in the Current Report on Form 8-K/A dated September 16, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP


Price Waterhouse LLP
Los Angeles, California
September 20, 1996